EXHIBIT 107

Calculation of Filing Fee Tables

SF-3
(Form Type)

John Deere Receivables LLC
(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type		Security Class Title		Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset Backed Securities		Class A-1 Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%		$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class A-2[A] Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%		$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class A-2[B] Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%		$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class A-3 Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%		$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class A-4 Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%		$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class B Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%		$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class C Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%		$(1)	[ ]	(1)		$(1)
Fees Previously Paid		(2)		(2)		(2)		(2)	(2)		(2)		(2)		(2)
Carry Forward Securities
Carry Forward Securities		(2)		(2)		(2)		(2)	(2)		(2)		(2)		(2)
	Total Offering Amounts
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due											$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name		Form or Filing Type		Fee Number		Initial Filing Date		Filing Date		Fee Offset Claimed		Security Type Associated with Fee Offset Claimed		Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rules 457(B) and 0-11(a)(2)
Fee Offset Claims		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)
Fee Offset Sources		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)
Rule 457(p)
Fee Offset Claims		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)
Fee Offset Sources		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)

(1) An unspecified amount of securities of each identified class is being registered as may from time to time be offered at unspecified prices. The Registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rule 456(c) and Rule 457(s) of the Securities Act of 1933.

(2) Not applicable.

2